MANAGEMENT SERVICES AGREEMENT

This Agreement dated as of April 15, 2005

BETWEEN:

Dale Paulson, Businessman

9951 – 181st Street, Surrey, BC  V4N 5B5

(“PAULSON”)

AND:

Lions Petroleum Corp., a private company, having its offices located at

900 – 555 Burrard Street, Vancouver BC  V7X 1M8

(the “COMPANY”)

WHEREAS the “COMPANY” is a private company in the United States;

AND WHEREAS “PAULSON” is Vice President and Secretary of the “COMPANY”;

AND WHEREAS this Agreement sets out the terms and conditions of agreement between “WILTSE and the “COMPANY” with respect to the provision of certain management, administrative and consulting services by “PAULSON” to the “COMPANY”.

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

1.

Services:

a.

The “COMPANY” hereby engages “PAULSON” to provide to it management, administrative and consulting services which will include the presentation to the “COMPANY” of financing and investment strategies to be pursued by the “COMPANY” and the making of introductions to the “COMPANY” of persons/corporations capable of fulfilling those strategies.

b.

“PAULSON” agrees that he will devote a reasonable percentage of his time, attention and abilities during normal business hours to the duties described above and he will give to the “COMPANY” the full benefit of his knowledge, expertise, technical skill and ingenuity. “PAULSON” will act in good faith and in the best interests of the “COMPANY” and will adhere to all applicable policies of the “COMPANY” as may be implemented from time to time.

2.

Compensation:

a.

As full and complete compensation for services rendered, the “COMPANY” will pay to “PAULSON” $5,000 per month, payable as of the first and fifteenth of each month during the term of this Agreement.

b.

Petty cash or other reasonable expenses incurred in the performance of “WILTSE’S” services will be reimbursed only on prior approval by the “COMPANY”

3.

Transportation and Accommodation:  Whenever the “COMPANY” requires “PAULSON” to travel more than 300 miles from Vancouver, BC, “PAULSON” will be provided with round-trip business-class air transportation, airport transfers and first-class living accommodations.

4.

Term:  This Agreement has a term of one (5) year and may be extended for further, successive one (5) year terms, upon mutual consent of the parties.

5.

Termination:  The “COMPANY” reserves the right to terminate this Agreement at any time upon two weeks written notice and payment of the balance of any compensation due to “PAULSON”. “PAULSON” will have the right to terminate this Agreement upon 2 (two) weeks written notice to the “COMPANY”.

6.

Ownership:  The “COMPANY” will own all rights in and to the results and proceeds of “WILTSE’S” services to and in connections with “WILTSE’S” work for the “COMPANY” If for any reason “WILTSE’S” results and proceeds are not deemed or determined to be owned by the “COMPANY”, then “PAULSON” unconditionally and irrevocably assigns, transfers and conveys all of his present and future right, title, benefit and interest in and to such results and proceeds to the “COMPANY”. “PAULSON” acknowledges that the “COMPANY” will have the right to modify, add to or delete from the results and proceeds of “WILTSE’S” services.

7.

Confidentiality:

a.

During the term of this Agreement and thereafter, “PAULSON” agrees to retain all confidential information developed, utilized or received by the “COMPANY” and any other related company, or confidential information that “PAULSON” acquires, sees or is informed of, as a result of his involvement with the “COMPANY”. “PAULSON” further agrees to maintain any such confidential information in the strictest confidence and not to disclose or permit the disclosure of confidential information in any manner other than in the course of his providing services to the “COMPANY” and for the benefit of the “COMPANY”, or as required by law or a regulatory authority having jurisdiction. “PAULSON” agrees not to use the confidential information for his own personal benefit or permit the confidential information to be used for the benefit of any person other than the “COMPANY”. The foregoing does not apply to any information that is presently in the public domain or any information that subsequently becomes part of the public domain through no fault of “PAULSON”.

b.

“PAULSON” agrees not to use or publish the “COMPANY’S” name in any fashion that may be detrimental to the “COMPANY” and/or its directors, employees and independent contractors, or give or release statements to any outside parties without the prior written consent of the “COMPANY”. “PAULSON” further agrees not to commit the “COMPANY” or promise or enter into any agreement using the “COMPANY’S” name without its prior written consent.

8.

Representations and warranties:  “PAULSON” represents and warrants that he has the full ability to perform the duties to be performed hereunder, and that he will perform such services as are customarily rendered by persons performing in such a capacity in a competent, conscientious and professional manner.

9.

Notices:  All cheques, moneys, correspondence, and notices will be sent care of the addresses on the first page of this Agreement.

10.

Remedies:  The “COMPANY” hereby irrevocably agrees that its remedies in the event of a failure or omission by “PAULSON” which constitutes a breach of this Agreement will be limited to an action at law for damages, if any, and that a breach by “PAULSON” will not be deemed irreparable or sufficient to entitle the “COMPANY” to enjoin, restrain or seek to enjoin or to seek any other equitable relief.

11.

Assignment:  “PAULSON” may not assign this Agreement or any part thereof or any of its rights under this Agreement without the prior written consent of the “COMPANY”. This Agreement enures to the benefit of and is binding up on the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.

Regulatory Approval:  This Agreement and its contained provisions are subject to receipt of all applicable corporate and regulatory approvals. The parties hereto agree to use their reasonable best efforts to seek and obtain such approvals.

13.

Enurement:  This Agreement will enure to the benefit of and be binding upon the parties hereto and upon their successors and assigns and upon their executors, administrators and legal personal representatives.

14.

Gender:  Whenever the singular or masculine is used in this Agreement, the same will be construed as being the plural or feminine or neuter, as the context so requires.

15.

Entire Agreement:  This Agreement constitutes the entire agreement between the parties, unless so amended in writing and duly signed by all parties hereto.

16.

Governing Law:  The laws of the Province of British Columbia and Canada applicable will govern This Agreement thereto, and the parties hereby irrevocably attorn to the jurisdiction of the courts of British Columbia.

The parties hereto as of the date written above execute this Agreement.

LIONS PETROLEUM CORP.:

____________________________________________

Dale M. Paulson

____________________________________________

Authorized Signatory

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